Exhibit 99.1

MEMORANDUM OF UNDERSTANDING

          WHEREAS, there is pending in the United States District court for the Northern District of Texas, Dallas Division (the “Federal Court”), a consolidated class action captioned Family Medicine Specialists et al. v. Abatix Corp. et al., Civil Action No. 3:04 CV 872 B (JJB) (the “Class Action”); and

          WHEREAS, there is pending in the I-162nd Judicial District in Dallas County, Texas (the “State Court”), a derivative action captioned Daniel M. Johnson v. Terry Shaver, et al., Cause No. 2004-4841 (the “Derivative Action”); and

          WHEREAS, after extensive arms-length negotiations, Abatix Corp. (“Abatix”) and the individual defendants in the Class Action and Derivative Action, Lead Plaintiffs, on behalf of themselves and the Class (defined below), and the plaintiff in the Derivative Action, by and through their undersigned attorneys (“Plaintiffs’ Lead Counsel” on behalf of Lead Plaintiffs, “Defendants Counsel” on behalf of Defendants, and “Derivative Plaintiffs Counsel” on behalf of the plaintiff in the Derivative Action) have reached an agreement and understanding described herein that contemplates the settlement of both the Class Action (the “Class Action Settlement”) and the Derivative Action (the “Derivative Action Settlement”) (collectively, the “Settlements”) upon the terms and subject to the conditions set forth in this Memorandum of Understanding (the “MOU”); and

          WHEREAS, this MOU is intended to be a binding agreement among the parties.

          NOW, THEREFORE, the parties hereto (the “Parties”), acting through their undersigned counsel, agree as follows:

          1.          Both the Class Action Settlement and the Derivative Action Settlement will be subject to the negotiation and execution of definitive Stipulations and Agreements of Settlement (the “Stipulations”) and such other documentation as may be required to obtain approval of the respective Settlements by the State Court in the Derivative Action and the Federal Court in the Class Action, as well as the actual approval of such Settlements by such Courts, upon the terms set forth in such Stipulations, which will be consistent with the terms of this MOU unless the Parties otherwise agree.

          2.           For purposes of this Settlement, the “Class” shall be defined as: all persons who purchased the common stock of Abatix during the period between 5:05 p.m. Eastern Standard Time on April 14, 2004 through and including April 30, 2004, inclusive (the “Class Period”). Excluded from the Class are Defendants, the officers and directors of Abatix, at all relevant times, members of their immediate families and their legal representatives, heirs, successors or assigns, and any entity in which Defendants have or had a controlling interest. The Class shall be certified by stipulation for purposes of this Settlement only.

          3.            In full and complete settlement of all claims that have been or could have been asserted in the Class Action, Defendants shall pay or cause to be paid to the Class the sum of $900,000 (the “Settlement Fund”), to be deposited into an interest-bearing account (the “Class Settlement Account”) at a New York Bank designated by Milberg Weiss Bershad & Schulman LLP (“Milberg Weiss”) as Escrow Agent, or such other financial institution as the Parties may agree, within sixty (60) business days from the date of this MOU. The Class Settlement Account shall require a signature from a partner of Milberg Weiss to release deposited funds. Milberg Weiss agrees to hold the funds in the account in escrow for the purposes set forth herein. Any sums held in the Settlement Fund shall remain subject to the jurisdiction of the Court until such time as the funds shall be distributed or returned to the persons paying the same.   The parties hereto agree that the Settlement Fund is intended to be a Qualified Settlement Fund within the meaning of Treasury Regulation § 1.468B-1. Lead Counsel shall administer the account.

All reasonable costs and expenses of class notice and administration of the Settlement shall be paid from the account when incurred. The account funds, less any amounts incurred for notice, administration, and/or taxes shall revert to the person(s) making the deposits if the Settlement does not become effective. All fees and expenses of any kind, including but not limited to the attorneys’ fees and expenses of plaintiffs’ counsel in the Class Action and the Derivative Action and the costs of administering the Settlement, shall be paid from the Settlement Fund. All (i) taxes on the income of the Settlement Fund and (ii) expenses and costs incurred in connection with the taxation of the Settlement Fund (including, without limitation, expenses of tax attorneys and accountants) shall be paid out of the Settlement Fund in accordance with the terms of the Stipulations.

          4.           In full and complete settlement of all claims that have been or could have been asserted in the Derivative Action, Abatix will, on or before the date that the Derivative Action Settlement becomes effective, adopt the procedures listed on Exhibit “A”, which shall be maintained in substance for a period of at least three years.

          Abatix and the individual defendants shall not be liable for any administrative or other fees or expenses, including the fees and expenses of plaintiffs counsel in the Derivative Action, and will not have any obligation to pay any more in settlement of the Derivative Action or the Class Action than the amount in the Settlement Fund specified above.

          5.           This settlement shall not become effective until the first date (the “Effective Date”) that each and all of the following conditions has been satisfied, unless one or more of such conditions is expressly waived, in writing, by Abatix and Plaintiffs’ Lead Counsel:

                        (a)           execution of the Stipulations in the Class Action and the Derivative Action;

                        (b)          the entry of a judgment by the Court in the Class Action approving the settlement and dismissing the complaints in the consolidated actions on the merits and with prejudice;

                        (c)          the entry of a judgment by the District Court of Dallas County, Texas in the Derivative Action approving the settlement of the Derivative Action and dismissing the petition therein on the merits and with prejudice (this condition may be waived by Defendants in the Defendants’ sole discretion);

                        (d)          the judgments referred to in subparagraphs (b) and (c), above, shall have become Final Judgments, that is, no longer subject to review, either by the expiration of the time for appeals therefrom without appeals having been taken or, if an appeal is taken, and not dismissed, by the determination of the appeal by the highest court to which such appeal may be taken in such a manner as to permit the consummation of the settlements embodied herein in accordance with the terms and conditions of the Class Action Stipulation and the Derivative Action Stipulation.

                        (e)          the right of withdrawal granted pursuant to paragraph 9(f), below, shall not be exercised.

          6.           The Class Action Stipulation will include, and will provide for the entry of an appropriate order and judgment including, that Lead Plaintiffs shall dismiss the Class Action with prejudice upon approval of the settlement and Lead Plaintiffs and all Class Members shall, by operation of the final judgment, release and be barred from pursuing any and all claims, debts, demands, rights or causes of action or liabilities whatsoever (including, but not limited to, any claims for damages, interest, attorneys’ fees, expert or consulting fees, and any other costs, expenses or liability whatsoever), whether asserted individually or in a representative capacity, whether based on federal, state, local, statutory or common law or any other law, rule or regulation, whether fixed or contingent, accrued or un-accrued, liquidated or un-liquidated, at law or in equity, matured or un-matured, whether class or individual in nature, including both known claims and unknown claims, (i) that have been asserted in this Action by the Class Members or any of them against any of the Released Parties, or (ii) that could have been asserted in any forum by the Class Members or any of them against any of the Released Parties which arise out of, relate in any way or are based upon the allegations, transactions, facts, matters or occurrences, representations or omissions involved, set forth, or referred to in the Class Action Complaint and relate to the purchase of shares of the common stock of Abatix during the Class Period (the “Settled Claims”) against any and all of the Defendants, their past or present subsidiaries, parents, successors and predecessors, officers, directors, agents, employees, stockholders, accountants, commercial bank lenders, representatives, affiliates, attorneys, insurers and any person, firm, trust, corporation, officer, director or other individual or entity in which any Defendant has a controlling interest or which is related to or affiliated with any of the Defendants, and the legal representatives, heirs, successors in interest or assigns of the Defendants (the “Released Parties”). Defendants, on behalf of themselves and the Released Parties, shall release Lead Plaintiffs, the members of the Class and their counsel from any claims relating to the institution, prosecution or settlement of the Action.

          7.           The Derivative Action Stipulation will include, and will provide for the entry of an appropriate order and judgment including, a release by the Derivative Action plaintiff of any and all claims, rights or causes of action or liabilities whatsoever, whether asserted directly, individually, derivatively or in a representative capacity, whether known or unknown or suspected to exist, and whether based on federal, state, local, statutory or common law or any other law, rule or regulation, that have been or could have been asserted in plaintiff’s original petition or any amendment thereof in the Derivative Action or by any other holder of Abatix stock against any of the Derivative Released Parties (defined below) which arise out of or relate to the allegations, transactions, acts, facts, matters or occurrences, representations or omissions involved, set forth, referred to or that could have been asserted in the original petition or any amendment thereof in the Derivative Action, including but not limited to claims for breach of fiduciary duty, breach of Abatix’s policies or procedures, waste, mismanagement, violations of law, money damages or other relief. “Derivative Released Parties” means the defendants in the Derivative Action, or any of them, or any of their present or former officers, directors, employees, agents, attorneys, stockholders, financial advisors, accounts, commercial bank lenders, attorneys, insurers, investment bankers, representatives, affiliates, associates, parents, subsidiaries, heirs, executors, administrators, successors and assigns.

          8.           All applications to the Federal Court with respect to any aspect of this Class Action Settlement shall be presented to and determined by United States District Judge Jane J. Boyle. Immediately upon execution of this MOU, the Parties shall advise the Court in the Class Action and in the Derivative Action of this agreement and shall seek a stay of all pending motions and schedules pending effectuation of the settlement.

          9.           Following execution of this MOU, the Parties and their counsel shall use their best efforts to finalize and execute the appropriate Stipulations of Settlement and such other documentation as may be required or appropriate in order to obtain approval by the Courts of the settlement of the Class Action and Derivative Action upon the terms set forth in this MOU. Promptly upon execution of the Stipulations of Settlement, the Parties shall apply to the Court in the Class Action for preliminary approval of the Settlement and for the scheduling of a hearing for consideration of final approval of the Settlement and Plaintiffs’ Lead Counsel’s application for an award of attorneys’ fees and expenses. The Parties shall use their best efforts to obtain final Court approval of the Settlements. The Stipulations of Settlement shall provide (among other terms) that: (a) the Federal Court shall order preliminary approval of the Stipulation of Settlement and the proposed Settlement of the Class Action and direct that notice of pendency and settlement be provided to the Class; (b) the consideration described in paragraph 3 above has been paid into escrow for the benefit of the Class; (c) Defendants have denied and continue to deny that they have committed any act or omission giving rise to any liability and/or violation of law, and state that they are entering into this Settlement to eliminate the burden and expense of further litigation; (d) neither the Settlement nor any of its terms shall constitute an admission or finding of wrongful conduct, acts or omissions; (e) the allocation of the Settlement Fund among the members of the Class shall be subject to a plan of allocation to be proposed by Lead Counsel and approved by the Court; Defendants will take no position with respect to such proposed plan of allocation or such plan as may be approved by the Court; such plan of a location is a matter separate and apart from the proposed Settlement between the Parties; and any decision by the Court concerning the plan of allocation shall not affect the validity or finality of the proposed Settlement; (f) Defendants may terminate this Settlement if potential Class Members who in total purchased in excess of five percent (5%) of the shares of Abatix common stock purchased during the Class Period exclude themselves from the Class; and (g) Plaintiffs’ Lead Counsel may apply for and receive an award of attorneys’ fees and reimbursement of expenses from the Settlement Fund in such amounts as may be approved by the Federal Court and that any cash amount included in such award shall be paid to Lead Counsel immediately upon entry of an Order of the District Court approving the Class Action Settlement and awarding such fees and expenses, subject to each counsel’s obligation to pay back any such amount if, or to the extent that, the award order is amended or does not become final.

          10.          Defendants strenuously deny the claims in the Class Action and the Derivative Action. Defendants will not deny that, based upon the publicly-available information at all times since the time the Class Action and Derivative Acton were filed, the actions were filed and conducted in good faith, and are being settled voluntarily after consultation with competent legal counsel. Lead Plaintiffs, Derivative Plaintiff, Defendants, and their counsel shall not make any applications for sanctions, pursuant to Rule 11 of the Federal Rules of Civil Procedure or other court rule or statute, with respect to any claims or defenses in the Class Action or the Derivative Action. The final judgments will contain a statement that the parties agree that, during the course of the litigation, the parties and their respective counsel at all times complied with the requirements of Rule 11 of the Federal Rules of Civil Procedure and its Texas state equivalent.

          11.          Lead Counsel may designate the settlement claims administrator of the Class Action, subject to Court approval. Abatix shall provide or cause to be provided its shareholder lists as appropriate for providing notice to the Class, in a format designated by Lead Counsel for mailings, without cost to any other Party.

          12.          If the Settlements outlined in this MOU are not approved by the Courts or are terminated: (a) the Settlements shall be without prejudice, and none of their terms shall be effective or enforceable; (b) the Settlement Fund shall be returned to the persons or entities paying it into the Settlement Fund except to the extent costs of notice and administration have been incurred or expended pursuant to paragraph 3 above; (c) the parties shall revert to their litigation positions immediately prior to the execution of this MOU; (d) the fact and terms of the Settlements shall not be admissible in any trial of the Class Action or Derivative Action, and (e) this MOU will be null and void and of no further force or effect.

          13.           This MOU may be executed in counterparts, including by signature transmitted by facsimile. Each counterpart when so executed shall be deemed to be an original, and all such counterparts together shall constitute the same instrument. The undersigned signatories represent that they have authority from their clients to execute this MOU. The terms of this MOU shall inure to and be binding upon the Parties and Defendants’ Insurer(s) and their successors in interest.

          IT IS HEREBY AGREED by the undersigned as of March 30, 2005.

MILBERG WEISS BERSHAD & SCHULMAN LLP

By:	/s/ LEE A. WEISS

LEE A. WEISS
One Pennsylvania Plaza
New York, New York 10119-0165
(212) 594-5300

Plaintiffs’ Lead Counsel

FULBRIGHT & JAWORSKI, LLP

By:	/s/ GERARD G. PECHT

Gerard G. Pecht
1301 McKinney, Suite 5100
Houston, Texas 77010
(713) 651-5151
- and -
Richard S. Krumholz 2200 Ross Avenue, Suite 2800 Dallas, Texas (214) 855-8000

Defendants’ Counsel

FEDERMAN & SHERWOOD

By:	/s/ WILLIAM B. FEDERMAN

William B. Federman 120 N. Robinson Avenue, Suite 2720 Oklahoma City, OK 73102 (405) 235-1560
and
2926 Maple Ave, Ste 200 Dallas, Texas 75201

Derivative Plaintiff’s Counsel

EXHIBIT A

EXHIBIT A

These provisions will remain in effect for three (3) years from the date they are adopted pursuant to the Stipulation and Agreement of Settlement. These requirements will terminate if Abatix is no longer a public company.

Board

1.	The Compensation Committee will provide the CEO with a written performance evaluation and such evaluations shall be preserved by the Company for a minimum of three (3) years.

2.

The Compensation Committee shall meet at least once each calendar year in executive session without the CEO, and the CEO shall not be present for that portion of any meeting of the Compensation Committee during which the compensation of the CEO is considered.

3.	The Board’s Committees shall have standing authorization, on their own decision, to retain legal and/or other advisors of their choice, which advisors shall report directly to the Committee.

4.	The Board shall adopt a resolution setting forth the following compensation principles for the Company’s executive officers and directors:

a) compensation, stock option and/or stock plan arrangements shall emphasize pay for performance;

b) compensation, stock option and/or stock plan arrangements shall promote ownership of the Company’s stock to align the interests of management and stockholders;

c) in approving compensation, the recent compensation history of the executive, including special or unusual compensation payments, shall be taken into consideration;

d)          cash incentive compensation plans for senior executives shall link pay to achievement of goals set in advance by the Compensation Committee which may be financial or other non-financial goals that further the interests of Abatix; however, the Compensation Committee shall have discretion to award a bonus for accomplishments that are not in the pre-approved plan, but are beneficial to the Company. The full Board must approve the award of any such discretionary bonuses to senior executives;

e)          the Compensation Committee shall consider as a factor whether established targets have been met in deciding whether to award annual bonus in cash or stock options and, for that purpose, shall establish a sliding scale that takes into account performance against the established targets;

f)          any corporate director or executive officer (defined for purposes of these provisions as the Chief Executive Officer (“CEO”), President, Chief Operating Officer (“COO”), and Chief Financial Officer (“CFO”) who acquires Company shares via option exercise, of options granted after January 1, 2005, must retain thirty-three percent (33%) of the net shares acquired, after taking into account the sale of shares to pay taxes and the option exercise price, for at least twelve (12) months of such earlier time as the individual ceases to be a director of or an executive officer of the Company as a result of death, resignation, termination or other reason. Shares already owned on the exercise date by any corporate director or executive officer, as defined above, may be used to satisfy the retention requirements of this subparagraph;

g) the Board of Directors shall review annually the compensation of directors;

h) no personal loans shall be made to any executive or director for any purpose except as may be permissible under the Sarbanes-Oxley Act or the rules and regulations promulgated thereunder;

i) tax or financial services for executives subsidized by the Company will be disclosed in the Company’s Proxy Statement filed with the SEC; and

j) all executive compensation arrangements shall comply with IRS §162(m) by not providing additional compensation or stock options to avoid tax penalization.

Accounting Policies

5.	The Company will not report “pro forma” results without at the same time and in the same document reporting its GAAP results.

6.

At each regularly scheduled Board meeting following each quarter’s end, the Company’s CFO or his designee shall provide a report as to the Company’s financial condition including, but not necessarily limited to a discussion of material events and trends.

Annual Audit of Financial Statements by Independent Auditor

7.

So long as the Company remains a publicly traded company, the Company shall engage an independent auditing firm to perform an annual audit of its financial statements. The annual audit will encompass a review of the financial results reported by each material Company subsidiary, taking into account the overall consolidated results of the Company. A written report of the results of each annual audit, including any findings, opinions or recommendations by the independent auditor shall be provided to the CEO, the COO, the CFO and the Audit Committee of the Board for review and remedial action. If necessary, such reports shall be preserved by the Company for a minimum of five (5) years.

8.

The Company’s independent auditor will not provide any consulting services to the Company except as may be permissible under Section 201 of the Sarbanes Oxley Act and the rules and regulations promulgated thereunder.

9.	The Company’s independent auditor may not perform any consulting work or provide personal tax or financial planning advice to any officer or director of the Company.

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Insider Trading Controls

10.	During the pendency of any Company-funded open market stock buy-back program, no Company insider shall be permitted to sell stock.

11.	All sales of Company stock by Company directors, officers or executive employees must be cleared by the Company’s SEC attorney, who shall monitor such sales.

12.

The Company will use its reasonable best efforts to ensure that all directors and officers file all trading forms required to be filed by the SEC concerning trades by directors, officers, and executive employees of the Company.

13.	The Company will investigate any failures to comply with the Company’s trading policy and will take appropriate action based on the results of the investigation.

14.	No corporate officer or director shall “short” the Company’s stock or engage in “put” transactions involving the Company’s stock.

Shareholder Proposals

15.

All shareholder proposals that are properly submitted shall be evaluated by the full Board, which will determine, with the assistance of outside advisors if necessary, whether the shareholder is in the best interest of the Company. The full Board shall include a recommendation for or against such shareholder proposal and the reasons for such recommendations in a proxy statement which requests shareholder approval on the proposal.

News Releases

16.	Prior to being issued, all news releases by the Company shall be received and approved by either: (a) the CEO and outside counsel; or (b) a majority of the Board.

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